                                                                    EXHIBIT 10.5

                                 LOAN AGREEMENT



Borrower:   AGRICULTURAL SUPPLY, INC.         Lender:   FIRST NATIONAL BANK
            SISTEMAS Y EQUIPOS                          Corporate Banking
              AGRICOLAS, S.A. de C.V.                   P.O. Box 85625 (CS#51)
            AGRICULTURAL SUPPLY DE                      San Diego, CA 92186-5625
              MEXICO, S.A. de C.V.
            310 State Place
            Escondido, CA 92029

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THIS LOAN AGREEMENT ("Agreement") between AGRICULTURAL SUPPLY, INC. ("ASI"),
SISTEMAS Y EQUIPOS AGRICOLAS, S.A. de C.V. ("Sistemas") and AGRICULTURAL SUPPLY DE MEXICO, S.A. de C.V. ("ASM") (collectively, "Borrower") and FIRST NATIONAL BANK ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations are referred to in this Agreement individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in this Agreement; (b) the renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of June 30, 1999, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     AGREEMENT. The word "Agreement" means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

     ACCOUNT.  The word "Account" means a Domestic Account or a Foreign Account.

     ACCOUNT DEBTOR. The words "Account Debtor" mean the person or entity obligated upon an Account.

     ADVANCE. The word "Advance" means a disbursement of Loan funds under this Agreement.

     BIOJECT LEASE. The words "BioJect Lease" mean any lease, whether now existing or entered into in the future, of a Bioject machine or other related equipment between Eco Soil Systems, Inc., ASI's parent corporation ("ESSI"), as lessor, and Borrower or a subsidiary of Borrower as lessee.

     BORROWER.  The word "Borrower" means ASI, Sistemas and ASM.

     BORROWING BASE. The words "Borrowing Base" mean the total availability under the Line of Credit, which shall be the lesser of the combined Domestic Borrowing Base and Foreign Borrowing Base or the $10,000,000.00 commitment, subject to the limitations listed below. Notwithstanding the foregoing, the maximum borrowing availability shall be limited to $5,000,000.00 until such time as Lender has accepted a participant lender to purchase the excess commitment above $5,000,000.00 and Lender has received physical possession of the stock certificates evidencing the shares of ASI serving as collateral for the obligations of ESSI under its Guaranty.

     The Foreign Borrowing Base shall be calculated as 90% of Eligible Foreign Accounts.

     The Domestic Borrowing Base shall be calculated as 80% of Eligible Domestic Accounts plus 50% of Eligible Inventory.

     BUSINESS DAY. The words "Business Day" mean a day on which commercial banks are open for business in the State of California.

     CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted by Borrower or any Guarantor as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word "Collateral" includes without limitation all collateral described below in the section titled "COLLATERAL."

     DEBT. The word "Debt" means all of Borrower's liabilities, excluding Subordinated Debt.

     DOMESTIC ACCOUNT. The word "Domestic Account" means a trade account, account receivable, or other right to payment for goods sold or services rendered owing to ASI, Yuma Acquisition Subsidiary, Inc. ("Yuma"), a wholly-owned subsidiary of ASI and one of the Guarantor's of ASI's obligations hereunder, or to a third party grantor acceptable to Lender.

     EARN OUT OBLIGATIONS. The words "Earn Out Obligations" mean any obligation of Borrower or a subsidiary of Borrower incurred in connection with Permitted Acquisitions and the amount of which is based upon post-acquisition performance of Borrower, a subsidiary of Borrower or the business or assets acquired in connection with the Permitted Acquisition.

     ELIGIBLE ACCOUNTS. Subject to the exclusions set forth below, the words "Eligible Accounts" mean, at any time, all Domestic Accounts and Foreign Accounts which contain selling terms and conditions reasonably acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless

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LOAN AGREEMENT                                                                 2
LOAN NO 5641298123                                                   (CONTINUED)
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     otherwise agreed to by Lender in writing, Eligible Accounts do not include:

          (a) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower.

          (b) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.

          (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

          (d) Accounts with respect to which the Account Debtor is not a resident of the United States, are not payable in U.S. Dollars or, with respect to Accounts of ASI or Yuma, are not collectible in the U.S., except to the extent such Accounts are supported by insurance (i.e. are insured under the Export Credit Insurance Policy), bonds or other assurances satisfactory to Lender.

          (e) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower or a Foreign Subsidiary.

          (f) Accounts which are subject to dispute, counterclaim, or setoff.

          (g) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

          (h) Accounts with respect to which Lender, in its reasonable discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

          (i) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

          (j) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.

          (k) With respect to Domestic Accounts, Accounts which have not been paid in full within 90 days from the invoice date. Credit balances over 90 days from the invoice date shall be added back to the ineligible amount. The entire balance of the Accounts of any single Account Debtor will be ineligible whenever the portion of such Accounts which has not been paid within 90 days from the respective invoice date is in excess of 25% of the total amount outstanding on such Accounts.

          (l) With respect to Domestic Accounts and Foreign Accounts, that portion of the Accounts of any single Account Debtor which exceeds 10% of all Domestic Accounts or Foreign Accounts, as applicable.

          (m) With respect to the Foreign Accounts, any Account not allowed, insured and approved by the Export Credit Insurance Policy. In addition, ineligible Foreign Accounts shall include but not be limited to Accounts greater than 60 days past the due date, contra accounts, finance charges, related/affiliated accounts not approved for Insurance (i.e. for stocking), prepaid/COD Accounts, government, bill and hold, consignment, accounts payable outside the U.S. or other ineligibles as defined by the Export Credit Insurance Policy. Credit balances over 60 days past due will be added back to calculate the ineligible amount. The Foreign Subsidiaries shall be co-applicants under the Export Credit Insurance Policy.

          (n) With respect to Foreign Accounts, the cross-age rule set forth in clause (k) above will not be applied unless required by the terms of the Export Credit Insurance Policy.

     ELIGIBLE DOMESTIC ACCOUNT. The words "Eligible Domestic Account" mean an Eligible Account that is a Domestic Account.

     ELIGIBLE FOREIGN ACCOUNT.   The words "Eligible Foreign Account" mean an
     Eligible Account that is a Foreign Account.

     ELIGIBLE INVENTORY. The words "Eligible Inventory" mean, at any time, all of ASI's and Yuma's Inventory except:

          (a) Inventory which is not owned by ASI or Yuma free and clear of all security interests, liens, encumbrances, and claims of third parties.

          (b) Inventory which Lender, in its reasonable discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

          (c) Inventory stored outside the United States, and those consignment goods or goods upon which there is a filed purchase-money security interest by the supplier. Any reserves for obsolescence will be deducted from gross Eligible Inventory before applying the advance rate.

     ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     EVENT OF DEFAULT. The words "Event of Default" mean and include, without limitation, any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

     EXPIRATION DATE. The words "Expiration Date" mean the date of termination of Lender's commitment to lend under this Agreement.

     FOREIGN ACCOUNT. The words "Foreign Account" mean a trade account, account receivable, or other right to payment for goods sold or services rendered owing to Sistemas or ASM.

     FOREIGN SUBSIDIARY. The words "Foreign Subsidiary" mean each of Sistemas and ASM.

     GRANTOR. The word "Grantor" means and includes, without limitation, each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation Borrower and any Guarantor granting such a Security Interest.

     GUARANTOR. The word "Guarantor" means and includes: (a) (with respect to the Obligations of ASI), ESSI, Yuma, Agro Mex, Inc. and Agro Mex International, Inc., and (b) (with respect to the Obligations of Sistemas and ASM), ASI, ESSI, Agro Mex, Inc. and Agro Mex International, Inc., together with any other guarantors, sureties, and accommodation parties in connection with any Indebtedness.

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LOAN AGREEMENT                                                                 3
LOAN NO 5641298123                                                   (CONTINUED)
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     INDEBTEDNESS.  The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, as well as all claims by Lender against Borrower, relating to or arising from the Loans; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

     INVENTORY. The word "Inventory" means all of Borrower's and Yuma's raw materials, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower or Yuma now has or hereafter acquires any right, whether held by Borrower, Yuma or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower's or Yuma's custody or possession and all returns on Accounts.

     LENDER. The word "Lender" means FIRST NATIONAL BANK, its successors and assigns.

     LINE OF CREDIT. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF CREDIT" below.

     LIQUID ASSETS. The words "Liquid Assets" mean ASI's cash on hand plus readily marketable securities.

     LOAN. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower under this Agreement or the Related Documents, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

     NOTE. The word "Note" or "Notes" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

     PERMITTED ACQUISITIONS. The words "Permitted Acquisitions" mean acquisitions (including acquisitions by way of merger, consolidation or amalgamation) by Borrower or a subsidiary of Borrower of the capital stock, other equity interest or all or substantially all of the assets of any entity whose business reasonably relates to or is synergistic with the general business activities of Borrower and its subsidiaries as conducted as of the date hereof.

     PERMITTED LIENS. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent;
     (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or liens permitted to be incurred under the paragraph of this Agreement titled "ADDITIONAL INDEBTEDNESS AND LIENS"; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the consolidated net value of the assets of Borrower and its subsidiaries.

     RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, pledge agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest as security for the Indebtedness.

     SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

     SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended.

     SUBORDINATED DEBT. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender, including, without limitation, that certain Guaranty Agreement dated as of August 25, 1998 executed by ASI, Yuma and certain other affiliated entities in favor of the Purchasers (as defined therein) of certain Note and Warrant Purchase Agreements dated as of the same date.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

     CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

          (a) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

          (b) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

          (c) The security interests in the Collateral shall have been duly authorized, created, and perfected with, subject to Permitted Liens, first lien priority and shall be in full force and effect.

          (d) All guaranties required by Lender for the Line of Credit shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

          (e) Lender, at its option and for its sole benefit, shall have conducted an audit of the Accounts and Inventory, and any books, records, and operations of Borrower and the Foreign Subsidiaries, and Lender shall be satisfied as to their condition; provided, however, such audits shall occur no more frequently than once per month.

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LOAN NO 5641298123                                                   (CONTINUED)
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          (f)  Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

          (g) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the most recent compliance certificate called for in the paragraph below titled "Compliance Certificate."

     MAKING LOAN ADVANCES. Advances under the Line of Credit may be requested either orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower: (a) when credited to any deposit account of Borrower maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

     MANDATORY LOAN REPAYMENTS. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

     FACILITY CHARGE. Borrower recognizes that Lender has incurred and will continue to incur certain costs and expenses in connection with establishing, maintaining, servicing, and administering the credit facility. To ensure that Lender is able to recover such costs and expenses, Borrower agrees that, notwithstanding any other provision of this Agreement, any Note or the Related Documents, Lender shall be entitled to collect the following facility charge, which Borrower hereby promises and agrees to pay: BORROWER SHALL BE ASSESSED AN ANNUALIZED NON-USE FEE OF 0.250% PAYABLE QUARTERLY IN ARREARS ON THE AVERAGE UNUSED BALANCE OF THE LINE OF CREDIT.

     LOAN ACCOUNT. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Line of Credit and performance of all other Loans, obligations and duties owed by Borrower to Lender under the Related Documents, Borrower shall grant to Lender Security Interests in the Collateral described in the Security Agreements executed by Borrower, including without limitation Borrower's present and future Domestic Accounts, general intangibles, and Inventory. Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

     PERFECTION OF SECURITY INTERESTS. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all Collateral if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest in the Collateral. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's Security Interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the fictitious business names of Borrower. Borrower also promptly will notify Lender of any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

     COLLATERAL RECORDS. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower's Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. The following is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning the Accounts and Inventory: 310 STATE PLACE, ESCONDIDO, CA 92029, 1435 SIMPSON WAY, ESCONDIDO, CA 92029, 1433 SIMPSON WAY, ESCONDIDO, CA 92029, 2310 MARCONI COURT, SAN DIEGO, CA 92173, 2600 COLUMBUS ROAD, DEMING, NM 88030-6712, 1300 N. MARIPOSA RANCH ROAD, #1, NOGALES, AZ 85621-4522, 2291 E. PALO VERDE, YUMA, AZ 85365, GUADALAJARA STORE, CALLE ASESORES #5781, COLONIA ARCOS DE GUADALUPE, GUADALAJARA, JALISCO, MEXICO 45000; MATRIZ (CORPORATE OFFICE): OBREGON #2000 ESQ. CON CALLE 20, COLONIA EMPLEADOS, ENSENADA, B.C. NORTE, MEXICO; CULIACAN STORE:
     CARRETERA A NAVOLATO NO. 8929, COLONIA AEROPUERTO, CULIACAN, SINALOA, MEXICO; H. COBORCA STORE: CALLE OBREGON ENTRE JALISCO Y VERACRUZ S/N, COLONIA INDUSTRIAL, H. COBORCA, SONORA, MEXICO; LOS MOCHIS STORE: BLVD. ROSENDO G. CATRO, #285 OTE., LOS MOCHIS, SINOLOA, MEXICO; VICENTE GUERRERO
     STORE: CARRETERA TRANSPENINSULAR KM. 173+100, COLONIA VICENTE GUERRERO, ENSENADA, B.C. NORTE, MEXICO 22920; CD. DELICIAS STORE: AVENIDA RIO CONCHOS ORIENTE NO., 601, ESQUINA, COLONIA CENTRO, CD. DELICIAS, CHIHUAHUA, MEXICO; OBREGON OFFICE: AVE. NAINARI Y YUCATON #294, DEPARTAMENTO 36, OBREGON, SONORA, MEXICO; HERMOSILLO STORE: BLVD. GARCIA MORALES NO. 340-3, COLONIA EL LLANO, HERMOSILLO, SONORA, MEXICO.

     COLLATERAL SCHEDULES. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and Eligible Accounts and Eligible Inventory, in form and substance reasonably satisfactory to Lender. Thereafter Borrower shall execute and deliver to Lender such supplemental schedules of Eligible Accounts and Eligible Inventory and such other matters and information relating to the Accounts and Inventory as Lender may request. Supplemental schedules shall be delivered according to the following schedule: Borrowing Base Certificate, agings of all Accounts

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LOAN AGREEMENT                                                                 5
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     and Accounts Payable, and Inventory listing on a monthly basis within 30 days following each month end. Borrower will provide Lender with a listing of all Accounts, including name, address and telephone number for each account, on an annual basis within 30 days of each year end.
     In addition, Borrower will include a summary of purchase orders/invoices to back Foreign Accounts. Reports shall include a separate accounting of Foreign Accounts and Domestic Accounts including evidence of Export Credit Insurance and monthly Compliance Certificates called for in the paragraph below titled "Compliance Certificate." The Borrowing Base Certificate described above shall set forth a calculation of the Borrowing Base as of the effective date of such Borrowing Base
     Certificate reasonably acceptable to Lender, and, unless Lender notifies Borrower within 10 Business Days of Lender's receipt of a Borrowing Base Certificate that Lender does not accept the calculation of the Borrowing Base set forth in such Borrowing Base Certificate, the Borrowing Base set forth therein shall be deemed to be the applicable Borrowing Base for Advances of Loans until delivery to Lender of the next succeeding Borrowing Base Certificate.

     REPRESENTATIONS AND WARRANTIES CONCERNING ACCOUNTS. With respect to the Accounts, Borrower represents and warrants to Lender: (a) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (b) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender, its assigns or agents shall have the right at any reasonable time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts; provided, however, such actions shall occur no more frequently than once per month.

     REPRESENTATIONS AND WARRANTIES CONCERNING INVENTORY. With respect to the Inventory, Borrower represents and warrants to Lender: (a) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (b) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (c) The value of the Inventory will be determined on a consistent accounting basis;
     (d) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower's physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (e) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (f) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of Inventory; and (g) Lender, its assigns or agents shall have the right at any reasonable time and at Borrower's expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition; provided, however, such actions shall occur no more frequently than once per month.

     REMITTANCE ACCOUNT. Borrower agrees that Lender may at any time require Borrower to institute procedures whereby the payments and other proceeds of the Domestic Accounts shall be paid by the Account Debtors under a remittance account or lock box arrangement with Lender, or Lender's agent, or with one or more financial institutions designated by Lender. Borrower further agrees that, if no Event of Default exists under this Agreement, any and all of such funds received under such a remittance account or lock box arrangement shall, at Lender's sole election and discretion, either be:
     (a) paid or turned over to Borrower; (b) deposited into one or more accounts for the benefit of Borrower (which deposit accounts shall be subject to a security assignment in favor of Lender); (c) deposited into one or more accounts for the joint benefit of Borrower and Lender (which deposit accounts shall likewise be subject to a security assignment in favor of Lender); (d) paid or turned over to Lender to be applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion; or (e) any combination of the foregoing as Lender shall determine from time to time. Borrower further agrees that, should one or more Events of Default exist, any and all funds received under such a remittance account or lock box arrangement shall be paid or turned over to Lender to be applied to the Indebtedness, again in such order and priority as Lender may determine within its sole discretion.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

     ORGANIZATION. ASI is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Delaware, Sistemas and ASM are corporations duly organized, validly existing, and in good standing under the laws of the United Mexican States, and Borrower is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

     AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under: (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

     FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

     LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     PROPERTIES. Except for Permitted Liens, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties.

     HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.,

LOAN AGREEMENT                                                                 6
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

     Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been: (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby: (a) releases and waives ay future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

     LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

     TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

     LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not, other than Permitted Liens, entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Notes, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

     BINDING EFFECT. This Agreement, the Notes, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Notes and all of the Related Documents to which Borrower is a party are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

     EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and: (a) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (c) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

     LOCATION OF BORROWER'S OFFICES AND RECORDS. ASI's place of business, or ASI's chief executive office, if ASI has more than one place of business, is located at 310 State Place, Escondido, CA 92029. Unless any Borrower has designated otherwise in writing, this location is also the office or offices where Borrower keeps its records concerning the Collateral.

     YEAR 2000. Borrower warrants and represents that all software utilized in the conduct of Borrower's business will have appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the software does respecting calendar dates falling on or before December 31, 1999. Further, Borrower warrants and represents that the data-related user interface functions, data-fields, and data-related program instructions and functions of the software include the indication of the century.

     INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

     LITIGATION. Promptly inform Lender in writing of: (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower and the Guarantors in the aggregate.

     FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times; provided, however, such audits and examinations shall occur no more frequently than once per month.

LOAN AGREEMENT                                                                 7
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

     FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, a consolidated balance sheet and income statement of Borrower and its subsidiaries for the year ended, audited by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, a consolidated balance sheet and income statement of Borrower and its subsidiaries for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

     ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's and its subsidiaries financial condition and business operations as Lender may reasonably request from time to time.

     FINANCIAL COVENANTS AND RATIOS. Comply with the following covenants and ratios (measured with respect to Borrower and its subsidiaries on a consolidated basis):

          TANGIBLE NET WORTH. Maintain a minimum Tangible Net Worth of not less than $6,500,000.00.

          NET WORTH RATIO. Maintain a ratio of Total Debt to Tangible Net Worth of less than 2.00 TO 1.00.

          CURRENT RATIO. Maintain a ratio of Current Assets to Current Liabilities in excess of 1.15 TO 1.00.

          EBITDA to Fixed Charges Ratio. Maintain a ratio of EBITDA to Fixed Charges of 1.50 TO 1.00

     The following provisions shall apply for purposes of determining compliance with the foregoing financial covenants and ratios: Such financial covenants and ratios will be calculated by Borrower as of the last day of each fiscal quarter, and such calculations shall be delivered to Lender pursuant to a Compliance Certificate (as required to be delivered by the paragraph above titled "Collateral Schedules") within 30 days after the end of each fiscal quarter. For the purpose of this Agreement, Tangible Net Worth shall be calculated as net worth plus Subordinated Debt, less net intangible assets. Total Debt for this calculation shall be defined as total Debt less Subordinated Debt.

     EBITDA TO FIXED CHARGES is calculated as the ratio of EDITDA, less cash taxes, on a trailing four quarterly basis, to total Fixed Charges.

     EDITDA shall be defined as net earnings before interest, taxes, depreciation and amortization.

     FIXED CHARGES shall be generally defined as the sum of: (i) current portion of long term debt ("CPLTD"), (ii) permitted lease payments (excluding payments by ASI to ESSI under the terms of the BioJect Leases), (iii) interest expense, including imputed interest on capital leases, and (iv) maintenance level capital expenditures, all of which shall be calculated on a pro-rata basis for the number of quarters used in the measurement period. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

     INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may reasonably require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

     INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy;
     (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

     GUARANTIES. Prior to disbursement of any Loan proceeds, furnish executed Guaranties of the Loans in favor of Lender, executed by the Guarantors named below, on Lender's forms, and in the amounts and under the conditions spelled out in those guaranties.

              GUARANTORS                                                                          AMOUNT
              ----------                                                                          ------
              ESSI (WITH RESPECT TO ALL OBLIGATIONS OF BORROWER)                                  UNLIMITED

              ASI (WITH RESPECT TO THE OBLIGATIONS OF SISTEMAS AND ASM)                           UNLIMITED

              YUMA (WITH RESPECT TO ALL OBLIGATIONS OF BORROWER)                                  UNLIMITED

              AGRO MEX, INC. (WITH RESPECT TO ALL OBLIGATIONS OF BORROWER)                        UNLIMITED

              AGRO MEX INTERNATIONAL, INC. (WITH RESPECT TO ALL OBLIGATIONS OF BORROWER)          UNLIMITED

     SUBORDINATION. Prior to disbursement of any Loan proceeds, deliver to Lender a subordination agreement on Lender's forms, executed by Borrower's creditor named below, subordinating all of Borrower's indebtedness to such creditor, or such lesser amount as may be agreed to by Lender in writing, and any security interests in collateral securing that indebtedness to the Loans and Security Interests of Lender.

LOAN AGREEMENT                                                                 8
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

          NAME OF CREDITOR         AMOUNT
          ----------------         ------
          ESSI                     $7,500,000

     OTHER AGREEMENTS. Comply in all material respects with all terms and conditions of all other agreements relating to indebtedness in excess of $100,000 in the aggregate, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

     LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing. Lender hereby consents to the distribution by Borrower of an amount not to exceed $2,000,000 in Loan proceeds to ESSI at the Loan closing.

     TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as: (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

     PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

     OPERATIONS. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

     INSPECTION. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense. Any such inspections or other Lender actions pursuant to the foregoing shall occur no more frequently than once per month.

     COMPLIANCE CERTIFICATE. Unless waived in writing by Lender, provide Lender monthly as required by the paragraph above titled "Collateral Schedules" and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

     ENVIRONMENTAL COMPLIANCE AND REPORTS. Comply in all respects with all federal, state and local environmental protection laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

     ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans pursuant to the Security Documents and to perfect all Security Interests in Collateral.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (c) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) Business Days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

     INDEBTEDNESS AND LIENS. Except as permitted by and subject to the paragraphs titled "Continuity of Operations", "Loans, Acquisitions and Guaranties" and "Additional Indebtedness and Liens" below: (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security

LOAN AGREEMENT                                                                 9
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

     interest in, or encumber any of Borrower's assets (provided Borrower may sell, lease or transfer its assets so long as it is not out of the ordinary course of business), or (c) sell with recourse any of Borrower's Accounts, except to Lender.

     CONTINUITY OF OPERATIONS. Except as permitted by and subject to the paragraph titled "Loans, Acquisitions and Guaranties" below: (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, dissolve or transfer or sell Collateral out of the ordinary course of business; provided, however: (i) Borrower may sell Collateral if such Collateral has become obsolete, worn out or outdated, and (ii) Borrower may merge or consolidate with wholly-owned subsidiaries of ESSI, so long as ASI is the surviving entity, (c) subject to the paragraph below titled "Limitations on Loans, Distributions, Dividends and Salaries," pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or
     (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

     LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets other than in the ordinary course of business, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business or if such obligation is Subordinated Debt; except, in each such case: (i) extension of trade credit to customers or advances to employees in the ordinary course of business, (ii) Liquid Assets, (iii) purchase and acquisition of capital stock of existing subsidiaries, provided such capital stock is pledged to Lender as security for the Indebtedness (iv) loans and advances to the Foreign Subsidiaries, (v) Permitted Acquisitions, provided that the total consideration paid in connection with all Permitted Acquisitions does not exceed $1,000,000 per individual acquisition or $3,000,000 in the aggregate in any calendar year, and no Event of Default shall have occurred and be continuing at the time of such Permitted Acquisition nor any event which, with the giving of notice or the passage of time, or both, could constitute such an Event of Default, or (vi) Indebtedness and Guaranties pursuant to the Related Documents.

CESSATION OF ADVANCES. Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving any of the foregoing shall be entered; (c) there occurs a material adverse change in the financial condition of Borrower and its subsidiaries on a consolidated basis, or in the financial condition of ESSI, or in the value of the Collateral securing the Loans or any material item thereof; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

PRIMARY BANKING RELATIONSHIP. ASI and Yuma shall maintain their Primary Banking Relationships with Lender, defined as the preponderance of their deposit accounts, balances and loan activity.

INSPECTION. First National Bank or a third party designated by First National Bank, may conduct examinations of Borrower's books and records, semi-annually or as deemed reasonably necessary by Lender; provided such examinations shall occur no more frequently than once per month. All costs, including all third party costs, associated with the examinations shall be charged directly to Borrower.

EXPORT CREDIT INSURANCE. Borrower shall cause the Foreign Eligible Accounts to be insured as to principal and interest and in a form and content acceptable to Lender by an Export Credit Insurance Policy and shall comply with all terms, conditions and provisions of such Insurance to be complied with by Borrower and the Foreign Subsidiaries.

CORPORATE GUARANTOR FINANCIAL INFORMATION. ESSI shall provide Lender with ESSI's annual Form 10-K as soon as available but in no event later than ninety
(90) days after the end of the applicable fiscal year, audited by a certified public accountant reasonably satisfactory to Lender. Borrower and each Guarantor other than ESSI shall provide Lender with, as soon as available but in no event later than thirty (30) days after the end of each calendar month, such entity's monthly internally prepared financial statements. As soon as available but in no event later than forty-five (45) days after the end of each quarter, ESSI shall provide Lender with its Form 10-Q. In addition, ESSI shall provide Lender with a signed copy of its current year federal income tax return upon filing, together with all tax returns filed on behalf of Borrower and all other Guarantors. Should ESSI, Borrower or any other Guarantor file for an extension of time to file its federal income tax return, a copy of the extension shall be provided to Lender immediately upon filing.

UPSTREAMING PAYMENTS. In addition to the permitted distribution to ESSI at the Loan closing of an amount not to exceed $2,000,000, ASI shall have the right to upstream profits to ESSI, in an amount not to exceed fifty percent (50%) of ASI's annual "Net Profit After Tax plus Depreciation and Amortization" (NPAT+DA), of which thirty percent (30%) of such amount may be distributed to ESSI monthly. Notwithstanding the foregoing, Lender, ASI and ESSI agree to adjust the upstream payment on a quarterly basis, if necessary, to comply with the fifty percent (50%) annual limitation, based on the most recent Form 10-Q. The remaining twenty percent (20 %) will be held back from the monthly payment until the annual audited financial statements are completed and the final payment of the holdback amount is approved in writing by Lender. All upstream payments to ESSI will reduce Subordinated Debt owed to ESSI, if any, with all other upstream payments being treated as dividends.

In addition to the foregoing distributions, ASI shall be permitted to pay to ESSI all required payments on: (a) accounts payable to ESSI, generated from the purchases of inventory from ESSI by ASI in the ordinary course of business, as per terms of sale to ASI, and (b) BioJect Leases entered into in the ordinary course of business.

SUBORDINATED DEBT. Prior to the closing of the Loan, Lender, ASI and ESSI will mutually agree upon the amounts owing to ESSI by ASI, which amounts shall be treated as Subordinated Debt hereunder, to be repaid to ESSI at the closing of the Loan or in subsequent payments.

Notwithstanding the foregoing, ASI may make cash repayments to ESSI applicable to Subordinated Debt only if in compliance with all terms, conditions, and covenants of this Agreement and the Related Documents, but not in excess of the fifty percent (50%) of NPAT+DA upstream payment limitation described above.

PROFITABILITY. Borrower shall maintain consolidated net profit after tax annually at all times as measured in accordance with GAAP ("General Accepted Accounting Principles"). In addition, Borrower and its subsidiaries, on a consolidated basis, may not have

LOAN AGREEMENT                                                                10
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

more than two consecutive quarterly losses per fiscal year.

LIMITATIONS ON LOANS, DISTRIBUTIONS, DIVIDENDS AND SALARIES. Except as permitted by and subject to the paragraphs titled "Continuity of Operations" and "Loans, Acquisitions and Guaranties" above, Borrower shall not declare or pay any cash dividends or other distributions with respect to its capital stock, or make any loans or cash payments to ESSI or its officers, directors, or affiliates except: (a) Salaries and bonuses payable in the ordinary course of business, (b) directors' fees not exceeding $10,000.00 per year, plus reasonable out-of-pocket expenses related to the attendance of Board Meetings, and (c) payments as described in the "Upstreaming Payments" provision, subject to the limitations stated herewith. Any payments or loans beyond these limitations will require the express written consent of Lender.

ADDITIONAL INDEBTEDNESS AND LIENS. In addition to the foregoing "Indebtedness and Liens" provision, without the prior written consent of Lender, Borrower shall not incur additional borrowed money or liens except for: (a) purchase money liens securing indebtedness not exceeding $300,000 in the aggregate in any fiscal year; (b) indebtedness with respect to BioJect Leases and any liens or similar documentation with respect thereto reasonably necessary to evidence the parties' rights and obligations under the BioJect Leases, (c) liens for capital leases of equipment, fixtures or other personal property, which together provide for aggregate lease payments of not more than $200,000 per fiscal year, (d) indebtedness acquired in connection with Permitted Acquisitions or liens securing such indebtedness, in an amount not to exceed $500,000 per calendar year; provided that such liens secure only the assets so acquired, (e) indebtedness and liens relating to Earn Out Obligations arising in connection with Permitted Acquisitions, and (f) indebtedness which as of the date of this Agreement has been disclosed to Lender in writing.

BORROWER FINANCIAL STATEMENTS. In addition to the foregoing "Financial Statements" provision, ESSI and Borrower (including Borrower's subsidiaries on a consolidated basis) shall provide Lender with annual projections within thirty
(30) days after each fiscal year end. In addition, ESSI and, if applicable, Borrower shall provide Lender with a CPA Management Letter within thirty (30) days after each fiscal year end.

COMPLIANCE CERTIFICATE. Notwithstanding the foregoing "Compliance Certificate" provision, Borrower shall submit a compliance certificate with quarterly and annual financials.

RIGHT OF SETOFF. Borrower authorizes Lender, to the extent permitted by applicable law after the occurrence and during the continuance of any Event of Default, to charge or setoff all sums owing on the Indebtedness against any and all of Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with a third party and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts.

BIOJECT LEASES. Notwithstanding anything to the contrary contained in this Agreement or in any of the Related Documents, Borrower's use and exploitation of the BioJects and related equipment/technology in the ordinary course of business as permitted by the Bioject Leases shall not be restricted in any way whatsoever.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment on the Loans or other Indebtedness within five (5) days following the date such payment is due.

     OTHER DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other material term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents.

     DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

     DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, and such proceeding or petitions shall continue undismissed for 60 days, or an order or decree approving any of the foregoing shall be entered.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any Collateral securing the Indebtedness, or by any governmental agency, and such proceeding shall continue undismissed for 60 days or an order or decree approving any of the foregoing shall be entered. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness, or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

     CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's and its subsidiaries' consolidated financial condition including, without limitation, Borrower and its subsidiaries, on a consolidated basis, incurring two (2) consecutive quarterly net losses in any fiscal year.

     RIGHT TO CURE. If any default, other than a failure to make any payment on Indebtedness hereunder, is curable and if Borrower or

LOAN AGREEMENT                                                                11
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

     Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within thirty (30) days, or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     APPLICABLE LAW. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF SAN DIEGO COUNTY, THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. (INITIAL HERE /S/ MB) THIS AGREEMENT SHALL BE GOVERNED BY AND
     CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender, in the aggregate amount of $5,000,000. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender. Lender agrees to use diligent efforts to obtain such Loan participation.

     COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's reasonable expenses, including without limitation reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's other legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

     NOTICES. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to ASI will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

     SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     SUBSIDIARIES AND AFFILIATES OF BORROWER. Under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

     SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

     SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

     TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

LOAN AGREEMENT                                                                12
LOAN NO 5641298123                                                   (CONTINUED)
--------------------------------------------------------------------------------

     WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the reasonable discretion of Lender.

     SEPARATE LOANS. The parties acknowledge that notwithstanding the classification of ASI, Sistemas and ASM collectively as Borrower in this Agreement, ASI is the sole payor under the terms of the Note executed by ASI in favor of Lender (the "ASI Note"), and Sistemas and ASM are the sole payors under the terms of the Note (Pagare) executed by Sistemas and ASM in favor of Lender (the "Pagare"). The repayment obligations of ASI with respect to the Pagare Note arise solely by virtue of ASI's status as Guarantor thereof.

     PAGARE INTEREST RATE OPTION. Notwithstanding the absence of a reference to the Libor Option in the Pagare, Sistemas and ASM shall have the same rights to elect alternative interest rates with respect to Loan Advances under the Pagare as are granted to ASI under the ASI Note, subject to the Advance Limitations and other restrictions and limitations set forth in the ASI Note.

     PAGARE DEMAND PROVISION. Notwithstanding that the terms of the Pagare provide that the Pagare shall be payable on demand, so long as no Event of Default has occurred and is continuing under the terms of this Agreement, the Pagare or any of the other Related Documents, no demand for the repayment of principal shall be made by Lender under the terms of the Pagare until June 30, 2001, the maturity date of the ASI Note, at which time the entire unpaid principal balance of the Pagare, all accrued and unpaid interest thereon and all other amounts due under the terms of this Agreement and the other Related Documents shall be immediately due and payable.


BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF JUNE 30, 1999.

BORROWER:


AGRICULTURAL SUPPLY, INC.


BY:  /s/ MARK BUCKNER                        (SEAL)
   ------------------------------------------
       AUTHORIZED SIGNATORY


ATTEST:

     /s/ MARK BUCKNER                        (Corporate Seal)
---------------------------------------------
     Secretary or Assistant Secretary


SISTEMAS Y EQUIPOS AGRICOLAS, S.A. DE C.V.


By:                                          (SEAL)
   ------------------------------------------
       AUTHORIZED SIGNATORY


AGRICULTURAL SUPPLY DE MEXICO, S.A. DE C.V.


By:                                          (SEAL)
   ------------------------------------------
       AUTHORIZED SIGNATORY


LENDER:

FIRST NATIONAL BANK


By:  /s/ [ILLEGIBLE]
   ------------------------------------------
     Authorized Officer